UMAMI SUSTAINABLE SEAFOOD, INC.
DIRECTOR NON-PLAN STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR NON-PLAN STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of _________ by and between Umami Sustainable Seafood, Inc., a Nevada corporation (the “Corporation”), and __________ (the “Director”).
W I T N E S S E T H

WHEREAS, the Corporation has granted to the Director effective as of the date hereof (the “Award Date”), a credit of stock units (the “Award”) as set forth below, upon the terms and conditions set forth herein (including, without limitation, the Director's consent to the cancellation of the Prior Awards as provided below in Section 1).

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Director an Award with respect to an aggregate of ________ stock units (subject to adjustment as provided in Section 8 of this Agreement) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation's common stock (“Common Stock”) (subject to adjustment as provided in Section 8 of this Agreement) solely for purposes of this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind. Notwithstanding any other provision herein, or in any other document, the Award evidenced hereby is subject to Director's agreement to the cancellation of any stock options or other equity-based awards previously granted to the Director by the Corporation (collectively, the “Prior Awards”). The Director specifically acknowledges and agrees that the Award is in complete satisfaction of any and all rights that the Director may have had with respect to the Prior Awards and that the Prior Awards are terminated and of no further force and effect.

2.Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable with respect to fifty percent (50%) of the total number of Stock Units (subject to adjustment under Section 8 of this Agreement) on each of the first and second anniversaries of the Award Date. Notwithstanding the foregoing, upon the occurrence of either a Change in Control (as defined below) or at such time that the Corporation is no longer required to file reports with the U.S. Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (a “Delisting”), and provided that the Director continues to be a member of the Board of Directors of the Corporation (the “Board”) through the date of such Change in Control or Delisting, the Award, to the extent then outstanding and unvested, will be fully vested on the date of such event.

For purposes of this Agreement, “Change in Control” means: (x) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and in which the holders of capital stock of the Corporation immediately prior to the acquisition hold less than 50% of the voting power of the surviving entity or its parent, (y) a sale of all or substantially all of the assets of the Corporation, or (z) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Corporation's then outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (other than an equity financing effected primarily for capital raising purposes).

3.Continuance of Director's Services. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 7 below. Nothing contained in this Agreement constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.

4.Dividend and Voting Rights.

(a)Limitations on Rights Associated with Units. The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Director with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 8 of this Agreement) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock (as determined in good faith by the Administrator) on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 4(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 4(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.

5.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 2 hereof (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7. The Corporation's obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Agreement to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 11 of this Agreement. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.

7.Effect of Termination of Director's Services. The Director's Stock Units shall terminate to the extent such units have not become vested prior to the first date the Director is no longer a member of the Board; provided, however, that, if the Director's service on the Board terminates due to the Director's death or Disability (as defined below), the Award will become fully vested on the date of such termination of service. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Director, or the Director's beneficiary or personal representative, as the case may be. For purposes of this Agreement, "Disability" means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code).

8.Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 4(b). As used herein, the “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Award.

Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 8, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

9.Tax Withholding. Subject to Section 11 of this Agreement, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (as determined in good faith by the Administrator), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director's last address reflected on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.Compliance with Laws. The grant of the Award and the offer, issuance and delivery of shares of the Corporation's Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Award will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

12.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Any amendment of this Agreement must be in writing and signed by the Corporation, provided that no such amendment shall, without written consent of the Director, affect in any manner materially adverse to the Director any rights or benefits of the Director or obligations of the Corporation. Changes contemplated by Section 8 of this Agreement shall not be deemed to constitute changes or amendments for purposes of this Section 12. The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.Limitation on Director's Rights. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

17.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Agreement shall be construed and interpreted consistent with that intent.

18.Clawback Policy. The Stock Units are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

19.No Advice Regarding Grant. The Director is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Director may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 9 above, the Director is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

UMAMI SUSTAINABLE SEAFOOD, INC.,	DIRECTOR
a Nevada Corporation

By: ___________________________________________	_______________________________________________
Signature
Print Name: ____________________________________

Its: ___________________________________________	_______________________________________________
Print Name

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